                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C.  20549

                                  FORM 8-K


                               CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


                        Date of Report  MARCH 4, 1998
                                        -------------
             Date of Earliest Event Reported  DECEMBER 31, 1997
                                              -----------------



                          DOLLAR TREE STORES, INC.
                          ------------------------
           (Exact name of registrant as specified in its charter)



                                  VIRGINIA
                                  --------
               (State or other jurisdiction of incorporation)




  0-25464                                                        54-1387365
  -------                                                        ----------
(Commission                                                     (IRS Employer
File Number)                                                 Identification No.)



           500 VOLVO PARKWAY
          CHESAPEAKE, VIRGINIA                                          23320
          --------------------                                          -----
(Address of principal executive offices)                              (Zip Code)



      Registrant's telephone number, including area code (757) 321-5000
                                                         --------------



                            2555 ELLSMERE AVENUE
                           NORFOLK, VIRGINIA 23513
                           -----------------------
        (Former name or former address, if changed since last report)

ITEM 5: OTHER EVENTS
--------------------

The Company's consolidated financial statements, audited by KPMG Peat Marwick LLP, for the year ended December 31, 1997, are filed herewith:

                            DOLLAR TREE STORES, INC.
                                AND SUBSIDIARIES

                        Consolidated Financial Statements

                        December 31, 1995, 1996 and 1997

                   (With Independent Auditors' Report Thereon)

                            DOLLAR TREE STORES, INC.
                                AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report..............................................  1
Consolidated Balance Sheets as of December 31, 1996 and 1997..............  2
Consolidated Income Statements for the years ended December 31,
     1995, 1996 and 1997..................................................  3
Consolidated Statements of Shareholders' Equity for the years ended
     December 31, 1995, 1996 and 1997.....................................  4
Consolidated Statements of Cash Flows for the years ended December 31,
     1995, 1996 and 1997..................................................  5
Notes to Consolidated Financial Statements................................  6

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Dollar Tree Stores, Inc.:

         We have audited the accompanying consolidated balance sheets of Dollar Tree Stores, Inc. and subsidiaries (the Company) as of December 31, 1996 and 1997, and the related consolidated income statements and statements of shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dollar Tree Stores, Inc. and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                            /s/ KPMG Peat Marwick LLP

Norfolk, Virginia
January 20, 1998

                            DOLLAR TREE STORES, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           December 31, 1996 and 1997

                                                                                              1996                1997
                                                                                              ----                ----
                                                                                                (In thousands, except
                                            ASSETS                                                   share data)
Current assets:
    Cash and cash equivalents.........................................................  $      2,987        $     43,695
    Accounts receivable...............................................................         1,855               1,406
    Merchandise inventories...........................................................        75,081              89,066
    Deferred tax asset (Note 2).......................................................         2,002               5,093
    Prepaid expenses and other current assets.........................................         4,028               3,762
                                                                                           ---------           ---------

          Total current assets........................................................        85,953             143,022
                                                                                           ---------           ---------

Property and equipment (Note 4):
    Land..............................................................................          -                  6,275
    Buildings.........................................................................          -                  7,864
    Leasehold improvements............................................................        23,376              32,010
    Furniture and fixtures............................................................        33,867              46,841
    Transportation vehicles...........................................................         1,420               1,463
    Construction in progress..........................................................         1,596              22,459
                                                                                           ---------           ---------
          Total property and equipment................................................        60,259             116,912

    Less accumulated depreciation and amortization....................................        24,224              34,841
                                                                                           ---------           ---------

          Net property and equipment..................................................        36,035              82,071
                                                                                           ---------           ---------

Deferred tax asset (Note 2)...........................................................         1,947               2,029
Goodwill, net of accumulated amortization (Note 3)....................................        46,405              44,478
Other assets..........................................................................           759                 976
                                                                                           ---------           ---------

          TOTAL ASSETS................................................................  $    171,099        $    272,576
                                                                                          ==========           =========

                           LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable..................................................................  $     35,296        $     44,058
    Accrued liabilities (Note 5)......................................................        14,260              19,526
    Income taxes payable (Note 2).....................................................        12,607              18,908
    Current installments of obligations under capital leases (Note 4).................           302                 317
                                                                                           ---------           ---------

          Total current liabilities...................................................        62,465              82,809

Senior notes (Note 6).................................................................          -                 30,000
Revolving credit facility (Note 6)....................................................         3,000                 -
Obligations under capital leases, excluding current installments (Note 4).............         1,051                 804
Other liabilities.....................................................................         2,993               4,037
                                                                                           ---------           ---------

          Total liabilities...........................................................        69,509             117,650
                                                                                           ---------           ---------

Commitments, contingencies and subsequent events (Notes 4, 6, 7, 8, 11 and 12)

Shareholders' equity (Notes 7, 8 and 11):
    Common stock, par value $0.01.  Authorized 100,000,000 shares,
      38,847,258 shares and 39,139,965 shares issued and outstanding at December 31,
      1996 and 1997, respectively.....................................................           259                 391
    Additional paid-in capital........................................................        31,555              36,185
    Retained earnings.................................................................        69,776             118,350
                                                                                           ---------           ---------

          Total shareholders' equity..................................................       101,590             154,926
                                                                                           ---------           ---------

          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................................  $    171,099        $    272,576
                                                                                           =========           =========

       See accompanying Notes to Consolidated Financial Statements.

                            DOLLAR TREE STORES, INC.
                                AND SUBSIDIARIES

                         CONSOLIDATED INCOME STATEMENTS

                  Years ended December 31, 1995, 1996 and 1997


                                                                                     1995               1996            1997
                                                                                     ----               ----            ----
                                                                                      (In thousands, except per share data)

Net sales..................................................................     $    300,229     $     493,037     $    635,473
Cost of sales .............................................................          187,552           310,900          397,116
                                                                                 -----------       -----------      -----------

              Gross profit.................................................          112,677           182,137          238,357
                                                                                 -----------       -----------      -----------

Selling, general and administrative expenses (Notes 3, 4, 7, 10 and 11):

       Operating expenses..................................................           70,504           111,401          143,438
       Depreciation and amortization.......................................            5,468            10,527           13,125
                                                                                 -----------       -----------      -----------
              Total selling, general and administrative expenses...........           75,972           121,928          156,563
                                                                                 -----------       -----------      -----------

Operating income...........................................................           36,705            60,209           81,794
Interest expense (Note 6)..................................................            2,617             5,193            2,812
                                                                                 -----------       -----------      -----------

Income before income taxes.................................................           34,088            55,016           78,982
Provision for income taxes (Note 2)........................................           13,125            21,181           30,408
                                                                                 -----------       -----------      -----------

              Net income...................................................     $     20,963     $      33,835     $     48,574
                                                                                 ===========       ===========      ===========

Net income per share (Note 9):
    Basic net income per share.............................................     $       0.56     $        0.89     $       1.24
                                                                                 ===========       ===========      ===========

    Weighted average number of common shares outstanding...................           37,271            38,217           39,033
                                                                                 ===========       ===========      ===========

    Diluted net income per share...........................................     $       0.51     $        0.80     $       1.13
                                                                                 ===========       ===========      ===========

    Weighted average number of common shares
       and common share equivalents outstanding............................           41,026            42,171           43,106
                                                                                 ===========       ===========      ===========



       See accompanying Notes to Consolidated Financial Statements.

                            DOLLAR TREE STORES, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                  Years ended December 31, 1995, 1996 and 1997


                                                                              Series A       Series A
                                                            Common             Class I       Class II
                                                             stock             stock          stock             Common
                                                            shares             shares         shares              Stock
                                                            ------             ------         ------              -----
                                                                         (In thousands, except share data)

Balance at December 31, 1994..........................         -             18,616,391       18,616,391         $     -
Net income for the year ended December 31, 1995.......         -                     -                -                -
Conversion of Series A Class I and II, no par stock,
    into Common Stock, $0.01 par value (Note 8).......      37,232,782      (18,616,391)     (18,616,391)             165
Exercise of stock options, including income
    tax benefit of $592 (Note 11).....................         133,162               -                -                 1
                                                           -----------      -----------      -----------          -------

Balance at December 31, 1995..........................      37,365,944               -                -               166
Transfer from additional paid-in capital for Common
    Stock dividend....................................             -                 -                -                83
Net income for the year ended December 31, 1996.......             -                 -                -                -
Issuance of stock under Employee Stock Purchase
    Plan (Note 11)....................................          13,752               -                -                -
Issuance of stock in public offering (Note 8).........       1,125,000               -                -                 8
Exercise of stock options, including income
    tax benefit of $2,266 (Note 11)...................         342,562               -                -                 2
                                                           -----------      -----------      -----------          -------

Balance at December 31, 1996..........................      38,847,258               -                -               259
Transfer from additional paid-in capital for Common
    Stock dividend....................................             -                 -                -               130
Net income for the year ended December 31, 1997.......             -                 -                -                -
Issuance of stock under Employee Stock Purchase
    Plan (Note 11)....................................          14,765               -                -                -
Exercise of stock options, including income
    tax benefit of $2,752 (Note 11)...................         277,942               -                -                 2
                                                           -----------      -----------      -----------          -------

Balance at December 31, 1997..........................      39,139,965               -                -       $       391
                                                           ===========      ===========      ==========       ===========


                                                              Additional
                                                               paid-in           Retained      Shareholders'
                                                               capital           earnings         equity
                                                               -------           --------         ------
                                                                    (In thousands, except share data)


Balance at December 31, 1994..........................       $    2,296        $  14,978        $    17,274
Net income for the year ended December 31, 1995.......              -             20,963             20,963
Conversion of Series A Class I and II, no par stock,
    into Common Stock, $0.01 par value (Note 8).......             (165)              -                  -
Exercise of stock options, including income
    tax benefit of $592 (Note 11).....................              849               -                 850
                                                                -------          -------           --------

Balance at December 31, 1995..........................            2,980           35,941             39,087
Transfer from additional paid-in capital for Common
    Stock dividend....................................              (83)              -                  -
Net income for the year ended December 31, 1996.......              -             33,835             33,835
Issuance of stock under Employee Stock Purchase
    Plan (Note 11)....................................              180               -                 180
Issuance of stock in public offering (Note 8).........           25,325               -              25,333
Exercise of stock options, including income
    tax benefit of $2,266 (Note 11)...................            3,153               -               3,155
                                                                -------          -------           --------

Balance at December 31, 1996..........................           31,555           69,776            101,590
Transfer from additional paid-in capital for Common
    Stock dividend....................................             (130)              -                  -
Net income for the year ended December 31, 1997.......              -             48,574             48,574
Issuance of stock under Employee Stock Purchase
    Plan (Note 11)....................................              343               -                 343
Exercise of stock options, including income
    tax benefit of $2,752 (Note 11)...................            4,417               -               4,419
                                                                -------          -------           --------

Balance at December 31, 1997..........................       $   36,185        $ 118,350        $   154,926
                                                                =======          =======           ========



       See accompanying Notes to Consolidated Financial Statements.

                            DOLLAR TREE STORES, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  Years ended December 31, 1995, 1996 and 1997



                                                                                      1995          1996         1997
                                                                                      ----          ----         ----
                                                                                                (In thousands)

Cash flows from operating activities:
    Net income.............................................................       $   20,963     $  33,835    $   48,574
    Adjustments to reconcile net income to net cash provided by operating          ---------      --------      --------
       activities:
          Depreciation and amortization....................................            5,467        10,527        13,125
          Loss on disposal of property and equipment.......................              248           275           290
          Provision for deferred income taxes..............................              579        (1,010)       (3,173)
          Changes in assets and liabilities increasing (decreasing) cash and cash equivalents:
               Accounts receivable.........................................               46        (1,026)          449
               Merchandise inventories.....................................           (8,069)      (18,673)      (13,985)
               Prepaid and other current assets............................             (810)       (1,544)          266
               Other assets................................................              (47)          683           (14)
               Accounts payable............................................            6,441         9,879         8,762
               Accrued liabilities.........................................            2,348         3,426         5,266
               Income taxes payable........................................            1,558         2,833         9,053
               Other liabilities...........................................           (1,531)            2         1,044
                                                                                    --------        ------       -------
                    Total adjustments......................................            6,230         5,372        21,083
                                                                                    --------        ------       -------

                    Net cash provided by operating activities..............           27,193        39,207        69,657
                                                                                    --------        ------       -------

Cash flows from investing activities:
    Capital expenditures...................................................          (11,614)      (16,530)      (57,501)
    Proceeds from sale of property and equipment...........................               32            59            50
    Purchase of Dollar Bills, Inc., net of cash acquired of $414...........             -          (52,216)         -
                                                                                    --------       -------       -------

                    Net cash used in investing activities..................          (11,582)      (68,687)      (57,451)
                                                                                    --------       -------       -------

Cash flows from financing activities:
    Repayments of revolving credit facilities..............................           (9,550)     (148,643)     (209,600)
    Proceeds from revolving credit facilities..............................            9,550       151,643       206,600
    Proceeds from development facility.....................................              -          52,630          -
    Repayment of development facility......................................              -         (52,630)         -
    Repayments of senior subordinated notes................................              -          (7,000)         -
    Repayments of junior subordinated notes................................              -          (7,000)         -
    Principal payments on notes payable to bank............................              -          (6,900)         -
    Proceeds from senior notes.............................................              -             -          30,000
    Payment of credit facility fees........................................              -            (445)         (203)
    Principal payments under capital lease obligations.....................              (62)         (271)         (305)
    Proceeds from exercise of stock options................................              850         3,155         1,667
    Proceeds from public offering..........................................              -          25,333          -
    Proceeds from stock purchased under the Employee Stock Purchase Plan...              -             180           343
                                                                                    --------        ------       -------

                    Net cash provided by financing activities..............              788        10,052        28,502
                                                                                    --------        ------       -------
Net increase (decrease) in cash and cash equivalents.......................           16,399       (19,428)       40,708
Cash and cash equivalents at beginning of year.............................            6,016        22,415         2,987
                                                                                    --------        ------       -------

Cash and cash equivalents at end of year...................................       $   22,415     $   2,987    $   43,695
                                                                                    ========       =======       =======

Supplemental disclosure of cash flow information:
    Cash paid during the year for:
       Interest, net of amount capitalized.................................       $    2,634     $   4,042    $    3,414
                                                                                    ========       =======       =======

       Income taxes........................................................       $   10,396     $  15,656    $   24,288
                                                                                    ========       =======       =======


       See accompanying Notes to Consolidated Financial Statements.

                            DOLLAR TREE STORES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (In thousands, except share and per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

         Dollar Tree Stores, Inc. (DTS) owns and operates discount variety retail stores which sell substantially all items for $1.00. The Company's headquarters and one of its distribution centers are located in Chesapeake, Virginia. The Company also operates distribution centers in Memphis, Tennessee and in the Chicago, Illinois area. Most of the Company's stores are located in the eastern half of the United States. The Company's merchandise includes housewares, seasonal goods, food, toys, health and beauty aids, gifts, party goods, stationery, books, hardware and other consumer items. A substantial portion of the Company's merchandise is purchased directly or indirectly from countries in the Far East, principally China. The Company is not dependent on a few suppliers.

Principles of Consolidation

         DTS has two wholly owned subsidiaries, Dollar Tree Management, Inc.
(DTM) and Dollar Tree Distribution, Inc. (DTD). DTM provides management, retail store leasing, accounting and administrative services to DTS for a fee, and DTD provides merchandise procurement, purchasing, warehousing and distribution services to DTS for a fee. Effective October 29, 1996, DTD established a wholly owned subsidiary, Dollar Tree Properties, Inc. (DTP). DTP is organized as a real estate holding company and owns certain undeveloped property. The consolidated group is referred to throughout the notes as "the Company". The consolidated financial statements include the financial statements of Dollar Tree Stores, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

         Cash and cash equivalents at December 31, 1997 includes $39,400 of investments in money market securities and bank participation agreements which are valued at cost, which approximates market. The underlying assets of these short-term participation agreements are primarily commercial notes. There were no such investments held at December 31, 1996. For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Merchandise Inventories

         Merchandise inventories are stated at the lower of cost or market. Cost is assigned to store inventories using the retail inventory method, determined on a first-in, first-out (FIFO) basis. Costs directly associated with warehousing and distribution are capitalized as merchandise inventories. Total warehousing and distribution costs capitalized into inventories amounted to $3,589 and $4,546 at December 31, 1996 and 1997, respectively.

Property and Equipment

         Property and equipment are stated at cost. Buildings are depreciated using the straight-line method over 39 years, the estimated useful life of the assets. Furniture and fixtures are depreciated using the straight-line method over four to seven years, the estimated useful lives of the respective assets. Transportation vehicles are depreciated using the straight-line method over four to six years, the estimated useful lives of the respective assets. Leasehold improvements and assets held under capital leases are amortized using the straight-line method over three to ten years, the estimated useful lives of the respective assets or terms of the related leases, whichever is less.

         Interest is capitalized in connection with the construction of major facilities. The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset's estimated useful life. In 1997, $916 of interest cost was capitalized. No interest was capitalized in 1995 or 1996.

                            DOLLAR TREE STORES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 (In thousands, except share and per share data)


Goodwill

         Goodwill, which represents the excess purchase price over fair value of net assets acquired, is amortized on a straight-line basis over 25 years. The Company assesses the recoverability of this intangible asset by comparing the carrying amount of the asset to expected future net cash flows of the acquired organization. The recoverability of goodwill will be impacted if estimated future net cash flows are not achieved.

Cost of Sales

         The Company includes the cost of merchandise, warehousing and distribution costs, and certain occupancy costs in cost of sales.

Store Opening Costs

         The Company expenses store opening costs when the store opens.

Income Taxes

         Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period that includes the enactment date of such change.

Stock-Based Compensation

         The Company applies Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB No. 25), and related Interpretations in accounting for its stock-based compensation plans. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS No. 123).

Net Income Per Share

         As required, the Company adopted the provisions of SFAS No. 128, EARNINGS PER SHARE (SFAS No. 128), for the year ended December 31, 1997. Basic net income per share as calculated in accordance with SFAS No. 128 has been computed by dividing net income by the weighted average number of common shares outstanding. Diluted net income per share reflects the potential dilution that could occur assuming the inclusion of common share equivalents and has been computed by dividing net income by the weighted average number of common shares and common share equivalents outstanding. Common share equivalents include all outstanding stock options and warrants after applying the treasury stock method. The market price used in applying the treasury stock method was $6.67 per share (the original public offering price) for the periods prior to March 6, 1995 and the closing market price of the stock at the end of each day thereafter. All share and per share data in these consolidated financial statements and the accompanying notes have been retroactively adjusted to reflect the implementation of SFAS No. 128.

                            DOLLAR TREE STORES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 (In thousands, except share and per share data)


         In connection with stock dividends authorized by the Board of Directors in 1996 and 1997, the Company issued one-half share for each outstanding share of Common Stock, payable April 19, 1996 to shareholders of record as of April 5, 1996 and payable July 21, 1997 to shareholders of record as of July 14, 1997, respectively. All share and per share data in these consolidated financial statements and the accompanying notes have been retroactively adjusted to reflect these dividends, each having the effect of a three-for-two stock split.

New Accounting Standards

         In June 1997, the FASB issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME. This Statement establishes standards for the reporting and display of comprehensive income; however, it does not affect the principles of measurement of items that comprise comprehensive income. This Statement is effective for the Company beginning January 1, 1998.

         In June 1997, the FASB issued SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. This Statement requires publicly-held entities to report financial and descriptive information about their reportable operating segments. Reportable operating segments are components of an entity about which separate financial information is available that is regularly evaluated by the chief operating decision maker in deciding how to allocate resources and in assessing performance. This Statement is effective for the Company for the year ended December 31, 1998.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

NOTE 2 -  INCOME TAXES

         The provision for income taxes for the years ended December 31, 1995, 1996 and 1997 consists of the following:



                                                                         1995            1996              1997
                                                                         ----            ----              ----
         Federal--Current.....................................      $    10,966      $    19,160       $   29,028
         Federal--Deferred....................................              468             (877)          (2,787)
         State--Current.......................................            1,580            3,031            4,553
         State--Deferred......................................              111             (133)            (386)
                                                                     ----------       ----------        ----------

                                                                    $    13,125      $    21,181       $   30,408
                                                                     ==========       ==========        ==========

                            DOLLAR TREE STORES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 (In thousands, except share and per share data)


         A reconciliation of the statutory Federal income tax rate and the effective rate for the years ended December 31, 1995, 1996 and 1997 follows:



                                                                 1995               1996              1997
                                                                 ----               ----              ----
      Statutory tax rate....................................     35.0%              35.0%             35.0%
      Effect of:
         State and local income taxes, net of
            Federal income tax benefit......................      3.3                3.4               3.4
         Other, net.........................................      0.2                0.1               0.1
                                                                -----              -----            ------

      Effective tax rate....................................     38.5%              38.5%             38.5%
                                                                 ====               ====            ======


         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are classified on the balance sheet based on the classification of the underlying asset or liability. Significant components of the Company's net deferred tax assets as of December 31, 1996 and 1997 are as follows:



                                                                                    1996           1997
                                                                                    ----           ----
      Deferred tax assets:
         Deferred compensation, due to accrual for financial
            reporting purposes............................................      $     247       $     186
         Property and equipment, principally due to differences
            in depreciation...............................................           1,921          2,450
         Accrued expenses, due to accrual for financial
            reporting purposes............................................           1,432          4,116
         Inventories, due to differences in inventory valuation
            for book and tax purposes.....................................           1,212          2,363
                                                                                   -------        -------

                Total deferred tax assets.................................           4,812          9,115
                                                                                   -------        -------

      Deferred tax liabilities:
         Supplies inventory, due to difference in accounting
            for store supplies for book and tax purposes..................            (174)          (131)
         Goodwill, due to differences in amortization.....................            (689)        (1,862)
                                                                                   --------       --------

                Total deferred tax liabilities............................            (863)        (1,993)
                                                                                   -------        --------

                Net deferred tax assets...................................      $    3,949      $   7,122
                                                                                   =======        ========



         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred taxes will not be realized. Based upon the availability of carrybacks of future deductible amounts to 1995, 1996 and 1997 taxable income and management's projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes the existing net deductible temporary differences will reverse during periods in which carrybacks are available and/or in which the Company generates net taxable income. However, there can be no assurance that the Company will generate any income or any specific level of continuing income in future years.

                            DOLLAR TREE STORES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 (In thousands, except share and per share data)


NOTE 3 - ACQUISITION

         On January 31, 1996, the Company acquired all of the outstanding capital stock of Dollar Bills, Inc. (Dollar Bills), formerly known as Terrific Promotions, Inc., which owned and operated 136 discount variety retail stores under the name Dollar Bill$. The Company has assumed operations of a distribution center and wholesale division in the Chicago area. The acquisition was accounted for by the purchase method of accounting and these consolidated financial statements include the operating results of Dollar Bills from the date of acquisition through December 31, 1997. The acquisition cost for the purchase was allocated on the basis of the estimated fair value of assets acquired and liabilities assumed with the excess purchase price allocated to goodwill. Total cash paid was $52,630 and goodwill of $48,170 was recorded on the date of acquisition. Accumulated amortization relating to goodwill approximates $1,765 and $3,692 at December 31, 1996 and 1997, respectively.

         The following unaudited pro forma consolidated income statement information combines the consolidated historical results of the Company with the historical results of Dollar Bills for the years ended December 31, 1995 and 1996, after giving effect to certain adjustments, as explained below, before any nonrecurring charges or credits, such as severance costs, one-time training costs, and other nonrecurring operational costs of the transaction.

         These unaudited pro forma consolidated statements do not purport to be indicative of the results that would have occurred had the transaction taken place at the beginning of the periods presented or of future results.


                                                                                       Pro forma
                                                                                    income statement
                                                                                       (Unaudited)
                                                                                ------------------------
                                                                                  1995           1996
                                                                                  ----           ----
                 Net sales.............................................     $    404,079     $    499,519
                                                                              -- -------      -----------

                 Gross profit..........................................          140,176          183,940
                 Selling, general and administrative expenses..........          (96,144)        (124,171)
                                                                              -----------     ------------

                 Operating income......................................           44,032           59,769

                 Interest expense......................................           (6,973)          (5,567)
                                                                              -----------     ------------

                 Income before income taxes............................           37,059           54,202

                 Provision for income taxes............................          (14,268)         (20,867)
                                                                              -----------     ------------

                 Net income...........................................      $     22,791     $     33,335
                                                                              ===========     ============
                 Net income per share:
                    Basic..............................................     $       0.61     $       0.87
                                                                              ===========     ============

                    Diluted............................................     $       0.56     $       0.79
                                                                              ===========     ============


         The pro forma 1995 income statement reflects adjustments related to the elimination of duplicative operating costs associated with Dollar Bills' corporate headquarters and distribution facility; amortization of goodwill over a 25-year period; interest expense related to acquisition debt; and income taxes relating to the conversion of Dollar Bills to a C corporation at an assumed effective rate of 38.5%.

         The pro forma 1996 income statement reflects adjustments related to the January 1996 operating results of Dollar Bills; elimination of duplicative operating costs associated with Dollar Bills' corporate headquarters and

                            DOLLAR TREE STORES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 (In thousands, except share and per share data)

distribution facility; amortization of goodwill; interest expense related to the acquisition debt; and income taxes relating to the conversion of Dollar Bills to a C corporation at an assumed effective rate of 38.5%.

         Pro forma basic net income per share is computed by dividing pro forma net income by the weighted average number of common shares outstanding. Pro forma diluted net income per share is computed by dividing pro forma net income by the weighted average number of common shares and common share equivalents outstanding. Common share equivalents include all outstanding stock options and warrants after applying the treasury stock method. The market price used in applying the treasury stock method was $6.67 (the original public offering price) per share for the periods prior to March 6, 1995 and the closing market price of the stock at the end of each day thereafter.

NOTE 4 - LEASES

         Future minimum lease payments under noncancelable store, distribution center and former corporate headquarters operating leases and the present value of future minimum capital lease payments as of December 31, 1997 are as follows:


                                                                                    Capital      Operating
                                                                                    leases        leases
                                                                                    -------      ---------

      Year ending December 31:
         1998   ...........................................................      $     396     $   40,195
         1999   ...........................................................            323         38,223
         2000   ...........................................................            314         32,001
         2001   ...........................................................            244         23,140
         2002   ...........................................................             21         13,830
         Later years.......................................................           -            23,261
                                                                                   -------       --------
      Total minimum lease payments.........................................          1,298     $  170,650
                                                                                                 ========

      Less amount representing interest (at an average rate of
         approximately 8%).................................................            177
                                                                                   -------

      Present value of net minimum capital lease payments..................          1,121
      Less current installments of obligations under
         capital leases....................................................            317
                                                                                   -------

      Obligations under capital leases, excluding current
         installments......................................................      $     804
                                                                                   =======


         The above payments include amounts for leases that were signed prior to December 31, 1997 for stores that were not open as of December 31, 1997. Minimum rental payments for operating leases do not include contingent rentals that may be paid under certain store leases based on a percentage of sales in excess of stipulated amounts.

         The Company is a party to a lease agreement for the former corporate headquarters and distribution center in Norfolk, Virginia, with a partnership owned by certain Company shareholders. The lease includes land, a building and certain equipment and expires in June 2004 with options to renew for three five-year periods. The lease currently provides for an aggregate annual rental payment of $656 which is included in the future minimum lease payments above. The Company also leases properties for three of its stores from related partnerships. The total rental payments related to the leases for the former corporate headquarters and distribution center and these stores were $765, $746 and $789 for the years ended December 31, 1995, 1996 and 1997, respectively. Rental payments for these properties are included in the rental expense disclosure below.

                            DOLLAR TREE STORES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 (In thousands, except share and per share data)

         Included in property and equipment at December 31, 1996 and 1997 are leased furniture and fixtures and transportation vehicles with a cost of $1,671 and $1,744 and accumulated amortization of $373 and $702 at December 31, 1996 and 1997, respectively.

         Rental expense for store, distribution center and former corporate headquarters operating leases included in the accompanying consolidated income statements for the years ended December 31, 1995, 1996 and 1997 was as follows:


                                                                   1995            1996            1997
                                                                   ----            ----            ----
      Minimum rentals.....................................     $   16,619      $   27,685       $   35,441
      Contingent rentals..................................          1,231           1,060            1,490
                                                                ---------       ---------        ---------

                Total.....................................     $   17,850      $   28,745       $   36,931
                                                                =========       =========        =========

NOTE 5 - ACCRUED LIABILITIES

         Accrued liabilities as of December 31, 1996 and 1997 consisted of the following:


                                                                                     1996          1997
                                                                                     ----          ----
      Compensation and benefits............................................       $  6,186     $    9,283
      Taxes (other than income taxes)......................................          6,934          8,664
      Other ...............................................................          1,140          1,579
                                                                                   -------       --------

                Total......................................................       $ 14,260     $   19,526
                                                                                   =======       ========

NOTE 6 - LONG-TERM DEBT

         On December 31, 1994, the Company issued $7,000 of noncallable 9% Senior Subordinated Notes and $7,000 of noncallable 9% Junior Subordinated Notes (collectively, 9% Subordinated Notes) to certain Company shareholders. The 9% Subordinated Notes were paid in full during June 1996.

         Interest expense related to this debt was $1,260 and $574 for the years ended December 31, 1995 and 1996, respectively.

                            DOLLAR TREE STORES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 (In thousands, except share and per share data)


         On January 11, 1996, the Company replaced its previous credit agreement with a new credit facility which provided for, among other things:
(1) a $60,000 development facility, bearing interest at LIBOR, plus a spread and (2) a $60,000 working capital line and letter of credit facility, bearing interest at LIBOR, plus a spread.

         On September 27, 1996, the Company entered into an Amended and Restated Revolving Credit Agreement with its banks (the Agreement). The Agreement provides for, among other things: (1) a $135,000 revolving line of credit, bearing interest at the agent bank's prime interest rate or LIBOR, plus a spread, at the option of the Company; (2) an annual facilities fee and annual agent's fee payable quarterly; and (3) the reduction of amounts outstanding under the Agreement for a period of 30 consecutive days between each December 1 and March 1 to the following:


          December 1, 1997 to March 1, 1998......................  $30,000
          December 1, 1998 to March 1, 1999......................   20,000
          December 1, 1999 to March 1, 2000......................   10,000

         There are no reduction requirements beyond those indicated above.

         The Agreement, among other things, requires the maintenance of certain specified financial ratios, restricts the amount of capital expenditures and the payment of certain distributions, prohibits the incurrence of certain new indebtedness and establishes certain minimum beneficial ownership requirements of the founding shareholders. The Agreement was amended to remove collateral requirements in January 1997. Also during 1997, the Agreement was amended to extend its term for two additional years. The Agreement matures on May 31, 2002. During 1996 and 1997, the weighted average interest rate charged by the banks under the Company's credit agreements approximated 6.5% and 6.4%, respectively. At December 31, 1997, approximately $28,500 of the $135,000 available under the Agreement was committed to certain letters of credit issued in relation to the routine purchase of foreign merchandise.

         On April 30, 1997, the Company issued $30,000 of 7.29% unsecured Senior Notes (Notes). The principal amount is payable in five equal annual installments of $6,000 beginning April 30, 2000. Interest is payable semi-annually on April 30 and October 30 of each year. The Note holders have the right to require the Company to prepay the Notes in full without premium upon a change of control or upon certain other transactions by the Company. The Note agreements, among other things, prohibit certain mergers and consolidations, require the maintenance of certain specified ratios, require that the Notes rank pari passu with the Company's other debt and limit the amount of Company debt. In the event of default or a prepayment at the option of the Company, the Company is required to pay a prepayment penalty equal to a make-whole amount.

         The carrying value of the Company's long-term debt approximates its fair value. The fair value is estimated by discounting the future cash flows of each instrument at rates offered for similar debt instruments of comparable maturities.

NOTE 7 - MANAGEMENT ADVISORY SERVICES

         The Company has a financial and management advisory service agreement with one of its nonemployee shareholders. The agreement initially provided for the payment of $250 annually. During 1995, the shareholder agreed to reduce the annual payment to $200 over the remaining term of the agreement. The agreement is terminable by vote of the Company's Board of Directors. During the years ended December 31, 1995, 1996 and 1997, the Company paid $210, $200 and $200, respectively, under this agreement.

                            DOLLAR TREE STORES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 (In thousands, except share and per share data)


NOTE 8 - SHAREHOLDERS' EQUITY

         The Company issued unattached warrants to purchase 1,861,633 shares of Common Stock on September 30, 1993 for $0.27 per warrant and unattached warrants to purchase 1,861,633 shares of Common Stock on February 22, 1994 for $0.27 per warrant. The warrants, which are held by certain Company shareholders, carry an exercise price of $1.29 per share, have been exercisable since March 6, 1995 (the effective date of the Company's initial public offering), and expire on December 31, 2003. All warrants were outstanding at December 31, 1997.

         Effective February 1, 1995, the Articles of Incorporation were amended to authorize 50,000,000 shares of Common Stock, $0.01 par value per share, and 10,000,000 shares of Preferred Stock, $0.01 par value per share. Upon the closing of the initial public offering, each share of the Company's Series A Class I and Class II Stock automatically converted into one share of the Company's Common Stock. On July 23, 1996, the shareholders of the Company approved an increase in authorized shares of Common Stock from 50,000,000 to 100,000,000 shares.

         On June 10, 1996, the Company sold 1,125,000 shares of Common Stock, $0.01 par value per share, pursuant to a registration statement filed on Form S-3 under the Securities Act of 1933. In connection with this offering, the Company received $25,333, net of offering expenses.

NOTE 9 - NET INCOME PER SHARE

         The following table sets forth the calculation of basic and diluted net income per share:



                                                                        1995            1996             1997
                                                                        ----            ----             ----
                                                                       (In thousands, except per share data)
      Basic net income per share:
         Net income..............................................    $20,963           $33,835        $48,574
                                                                     -------           -------        -------
         Weighted average common shares outstanding..............     37,271            38,217         39,033
                                                                      ------            ------         ------

                  Basic net income per share.....................      $0.56             $0.89          $1.24
                                                                       =====             =====          =====

      Diluted net income per share:

         Net income..............................................    $20,963           $33,835        $48,574
                                                                     -------           -------        -------
         Weighted average number of common shares
              outstanding........................................     37,271            38,217         39,033
         Dilutive effect of stock options and warrants (as deter-
              mined by applying the treasury stock method).......      3,755             3,954          4,073
                                                                       -----             -----          -----
         Weighted average number of common shares and
              common share equivalents outstanding...............     41,026            42,171         43,106
                                                                      ------            ------         ------

                  Diluted net income per share...................      $0.51             $0.80          $1.13
                                                                       =====             =====          =====


NOTE 10 - PROFIT SHARING AND 401(K) RETIREMENT PLAN

         The Company maintains a defined contribution profit sharing and 401(k) plan which is available to all employees over 21 years of age who have completed one year of service in which they have worked at least 1,000 hours. Eligible employees may make elective salary deferrals. The Company may make contributions at its discretion.

                            DOLLAR TREE STORES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 (In thousands, except share and per share data)


         Contributions to and reimbursements by the Company of expenses of the plan included in the accompanying consolidated income statements for the years ended December 31 were as follows:


            1995.......................................     $  1,059
            1996.......................................        1,949
            1997.......................................        2,827


NOTE 11 - STOCK COMPENSATION PLANS

         At December 31, 1997, the Company has three stock-based compensation plans, which are described below. The Company applies APB No. 25 and related Interpretations in accounting for its plans. No compensation cost has been recognized in the accompanying consolidated income statements for the stock-based compensation plans under APB No. 25.

         The Company adopted the disclosure-only option under SFAS No. 123 as of January 1, 1996. If the accounting provisions of SFAS No. 123 had been adopted as of the beginning of 1995, the Company's net income and net income per share would have been reduced to the pro forma amounts indicated below:


                                                                 1995            1996              1997
                                                                 ----            ----              ----
         Net income:
           As reported....................................      $20,963          $33,835          $48,574
                                                                =======          =======          =======

           Pro forma......................................      $20,617          $32,506          $45,873
                                                                =======          =======          =======

         Basic net income per share:
           As reported....................................        $0.56            $0.89            $1.24
                                                                  =====            =====            =====

           Pro forma......................................        $0.55            $0.85            $1.18
                                                                  =====            =====            =====

         Diluted net income per share:
           As reported....................................        $0.51            $0.80            $1.13
                                                                  =====            =====            =====

           Pro forma......................................        $0.50            $0.77            $1.06
                                                                  =====            =====            =====

         The full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income and net income per share amounts presented above because compensation cost is reflected over the options' vesting periods and compensation cost for options granted prior to January 1, 1995 is not considered. These pro forma amounts may not be representative of future disclosures because compensation cost is reflected over the options' vesting periods and because additional options may be granted in future years.

Fixed Stock Option Plans

         The Company has two fixed stock option plans. Under the Non-Qualified Stock Option Plan (SOP), the Company granted options to its employees for 465,447 shares of Common Stock in 1993 and 465,864 shares in 1994. Options granted under the SOP have an exercise price of $1.93 and are fully vested at the date of grant.

         On June 4, 1997, the Company's shareholders approved an increase in the total number of shares issuable under the 1995 Stock Incentive Plan (SIP) from 1,350,000 to 3,600,000. Under the original terms of the SIP, options for no more than 405,000 shares of Common Stock may be granted in any calendar year. This restriction on the number of shares granted in any one year was removed by the Board of Directors in 1997. Under the SIP, the exercise price of each option equals the market price of the Company's stock at the date of grant, unless a higher price is established by the Board of Directors and an option's maximum term is ten years. Options granted under the SIP vest over a three-year period.

                            DOLLAR TREE STORES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 (In thousands, except share and per share data)

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1995, 1996 and 1997:

         Expected term..................................      8-10 years
         Expected volatility............................      49%
         Annual dividend yield..........................      0%
         Risk-free interest rate........................      5.83-6.74%

                                                              Stock Option Activity

                                          1995                          1996                          1997
                                 -----------------------      ------------------------     ------------------------
                                               Weighted                       Weighted                    Weighted
                                                Average                        Average                     Average
                                               Exercise                       Exercise                    Exercise
                                   Shares        Price          Shares         Price        Shares         Price
                                  -------       -------        --------       --------     --------       --------

     Outstanding at beginning
       of year..............       925,012     $  1.93        1,189,054      $  4.20       1,205,776     $  10.00
     Granted................       405,091        8.63          390,949        21.64         503,141        23.42
     Exercised..............      (133,162)       1.93         (342,562)        2.60        (277,942)        6.01
     Forfeited..............        (7,887)       3.39          (31,665)       16.17         (47,057)       20.93
                                 ---------                    ---------                    ---------
     Outstanding at end
       of year..............     1,189,054        4.20        1,205,776        10.00       1,383,918        15.31
                                 =========                    =========                    =========
     Options exercisable
       at end of year.......       820,147        2.25          624,595         3.88         596,484         8.08
                                 =========                    =========                    =========

     Weighted average fair
       value of options
       granted during the year...........      $  5.82                       $ 15.15                     $  15.79

                                       Stock Options Outstanding and Exercisable

                                            Options Outstanding                       Options Exercisable
                                ------------------------------------------      ------------------------------
                                                   Weighted
                                    Number          Average       Weighted          Number            Weighted
            Range of              Outstanding      Remaining       Average        Exercisable          Average
            Exercise            at December 31,   Contractual     Exercise      at December 31,       Exercise
             Prices                  1997            Life           Price            1997               Price
             ------                  ----            ----           -----            ----               -----
         $1.93.................       305,375         (a)       $     1.93           305,375         $   1.93
         $6.67 to $11.83.......       291,676      7.4 years          9.05           180,604             9.31
         $15.22 to $22.32......       302,040      8.3 years         21.81            91,740            21.43
         $22.33 to $37.50......       484,827      9.2 years         23.46            18,765            30.97
                                   ----------                                      ---------

         $1.93 to $37.50.......     1,383,918      8.5 years    $    15.31           596,484         $   8.08
                                   ==========                                      =========

                            DOLLAR TREE STORES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
                 (In thousands, except share and per share data)

(a) Options granted under the SOP in 1993 and 1994 have no expiration date. They are therefore not included in the total weighted-average remaining life.

Employee Stock Purchase Plan

         Under the Dollar Tree Stores, Inc. Employee Stock Purchase Plan (ESPP), the Company is authorized to issue up to 337,500 shares of Common Stock to eligible employees. Under the terms of the ESPP, employees can choose to have up to 10 percent of their annual base earnings withheld to purchase the Company's Common Stock. The purchase price of the stock is 85 percent of the lower of the price at the beginning or the price at the end of the quarterly offering period. Under the ESPP, the Company has sold 28,517 shares as of December 31, 1997.

         Under SFAS No. 123, compensation cost is recognized for the fair value of the employees' purchase rights, which was estimated using the Black-Scholes model with the following assumptions:


         Expected term....................................    3 months
         Expected volatility..............................    21% to 30%
         Annual dividend yield............................    0%
         Risk-free interest rate..........................    5.32%-5.88% (annualized)

         The weighted-average fair value of those purchase rights granted in 1995, 1996 and 1997 was $3.05, $3.52, and $5.95, respectively.

NOTE 12 - SUBSEQUENT EVENTS (Unaudited)

         In preparation for moving to the Chesapeake corporate headquarters and distribution center, the Company listed its Norfolk facility with a commercial real estate agent for sublease. Subsequent to year end, the Company was in the process of negotiating a sublease agreement for this facility.

         During February 1998, the Company entered into a contract to purchase approximately 43 acres of land for approximately $1,685 in Olive Branch, Mississippi, for the purpose of building a new distribution center to replace the existing facility located in Memphis, Tennessee. The new facility will be designed after the new Chesapeake distribution center and will include an automated conveyor and sorting system. The Company has also entered into a contract to equip the new facility. The total commitment under this contract approximates $3,700. The new facility is scheduled to be operational in early 1999. The Company intends to secure new financing for construction of this facility.

         In preparation for moving to the Olive Branch facility, the Company has listed its Memphis distribution center with a commercial real estate agent for sublease. The Company's current lease on its Memphis facility expires in September 2005, and the Company will be responsible for rent payments through this date if a suitable sublease cannot be secured.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS
-----------------------------------------

(C)     Exhibits.

10.1 Fourth Amendment to Amended and Restated Revolving Credit Agreement by and among the Company, Dollar Tree Distribution, Inc., Dollar Tree Management, Inc., BankBoston, N.A., NationsBank, N.A., Crestor Bank, First Union National Bank of Virginia, AmSouth Bank of Alabama, Union Bank of California, N.A., dated November 7, 1997.

23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

27      Financial Data Schedule.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        DOLLAR TREE STORES, INC.
                                        (Registrant)


DATE:   MARCH 4, 1998                   By: /s/ J. Douglas Perry
                                           -------------------------------------
                                                      J. Douglas Perry
                                                          Chairman

                                    EXHIBIT INDEX

10.1 Fourth Amendment to Amended and Restated Revolving Credit Agreement by and among the Company, Dollar Tree Distribution, Inc., Dollar Tree Management, Inc., BankBoston, N.A., NationsBank, N.A., Crestor Bank, First Union National Bank of Virginia, AmSouth Bank of Alabama, Union Bank of California, N.A., dated November 7, 1997.

23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

27      Financial Data Schedule.